Exhibit 5.1

767 FIFTH AVENUE	AUSTIN
NEW YORK, NY 10153	BOSTON
(212) 310-8000	BRUSSELS
FAX: (212) 310-8007	BUDAPEST
DALLAS
FRANKFURT
HOUSTON
LONDON
MIAMI
MUNICH
PARIS
PRAGUE
PROVIDENCE
writer’s direct line	SHANGHAI
SILICON VALLEY
December 23, 2008	SINGAPORE
WARSAW
WASHINGTON, D.C.
EpiCept Corporation
777 Old Saw Mill River Road
Tarrytown, NY 10591
Ladies and Gentlemen:
          We have acted as counsel to EpiCept Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-8 (as amended, the “S-8 Registration Statement”), under the Securities Act of 1933, as amended, relating to the registration of 1,000,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company, to be issued pursuant to its 2009 Employee Stock Purchase Plan (the “Plan”), to be filed as Exhibit 10.1 to the S-8 Registration Statement.
          In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the S-8 Registration Statement, the Plan, the Company’s Third Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
          In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

December 23, 2008

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, when issued and sold as contemplated in the S-8 Registration Statement and pursuant to and in accordance with the Plan, will be duly authorized, validly issued, fully paid and non-assessable.
          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Registration Statement.
Very truly yours,